UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):	November 21, 2024

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange
5.350% Senior Notes due 2025	TPR25A	New York Stock Exchange
5.375% Senior Notes due 2027	TPR27A	New York Stock Exchange
5.875% Senior Notes due 2031	TPR31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Agreements
On November 21, 2024, as part of Tapestry, Inc.’s (the “Company”) recently announced share repurchase program, the Company entered into accelerated share repurchase agreements (the “ASR Agreements”) with Bank of America, N.A. and Morgan Stanley & Co. LLC (the “Dealers”) to repurchase an aggregate of up to $2.0 billion of the Company’s shares of common stock, $0.01 par value per share (the “Common Stock”). The Company is funding the share repurchases under the ASR Agreements with $750.0 million of borrowings under a new term loan credit facility, as described below, approximately $1.0 billion of borrowings under its revolving credit facility and cash on hand. The Company expects to refinance the term loan credit facility with the issuance of new debt or borrowings under other sources of existing liquidity, together with cash on hand. After giving effect to the ASR Agreements, there will be $800.0 million of availability for share repurchases under the share repurchase program authorized by the board of directors of the Company in May 2022.
Under the terms of the ASR Agreements, the Company will make an aggregate payment of $2.0 billion to the Dealers on November 26, 2024 and will receive on the same day an initial delivery of 28,363,766 shares of Common Stock from the Dealers. The final number of shares to be repurchased by the Company will be based on the average of the daily volume-weighted average price of the Common Stock on specified dates during the term of each ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement of each ASR Agreement, the relevant Dealer may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Common Stock or to make a cash payment, at its election, to the relevant Dealer. The final settlements under the ASR Agreements are scheduled to occur no later than the first quarter of fiscal 2026, ending September 27, 2025, and may be subject to earlier termination under certain circumstances, as set forth in the ASR Agreements.
The ASR Agreements contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares of Common Stock or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares of Common Stock, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by the Company and the Dealers to one another.
From time to time, each Dealer and/or its respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which each Dealer (or such affiliates) has received, or may receive, customary compensation, fees and expense reimbursement.
The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the form of ASR Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Term Loan Credit Agreement
On November 21, 2024, in order to partially finance the share repurchases under the ASR Agreements, the Company entered into a new $750.0 million senior unsecured term loan facility pursuant to that certain Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto, and appointed BofA Securities, Inc. and Morgan Stanley Senior Lending, Inc. as joint lead arrangers and joint bookrunners.

Borrowings under the Credit Agreement mature on the date that is six months after the funding date and bear interest at a rate equal to the term Secured Overnight Financing Rate plus 1.125%.

The Credit Agreement contains provisions requiring the reduction of the commitments of the lenders and the prepayment of outstanding loans by the amount of net cash proceeds resulting from certain sales or dispositions of assets by the Company or its subsidiaries and certain debt and equity issuances by the Company or its subsidiaries, in each case subject to exceptions set forth in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Credit Agreement also contains certain customary events of default. After the funding date, if an event of default under the Credit Agreement occurs and is continuing, the principal amount outstanding, and all accrued unpaid interest and other amounts owed, may be declared immediately due and payable.

A copy of the Credit Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under “Term Loan Credit Agreement” in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 22, 2024, the Company issued a press release announcing the entry into the ASR Agreements and the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
The information included under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This Current Report on Form 8-K may contain certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act, and are based on management’s current expectations, that involve risks and uncertainties that could cause our actual results to differ materially from our current expectations. Forward statements in this Current Report on Form 8-K include, but are not limited to, statements about the Company’s share repurchase program, the transactions under the ASR Agreements, the expected final settlements of the transactions under the ASR Agreements, the repayment of borrowings under the Credit Agreement and the revolving credit facility and the Company’s capital deployment plans, and statements that can be identified by use of forward-looking terminology such as “may,” “can,” “continue,” “project,” “assumption,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “well positioned to,” “plan,” “potential,” “position,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. We assume no obligation to revise or update any such forward-looking statements for any reason, except as required by law. Our actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of factors, including, but not limited to: the impact of economic conditions, recession and inflationary measures; our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies; our ability to successfully implement the initiatives under our 2025 growth strategy; the effect of existing and new competition in the marketplace; our ability to achieve intended benefits, cost savings and synergies from acquisitions; our ability to control costs; the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cyber security threats and privacy or data security breaches; our ability to satisfy our outstanding debt obligations or incur additional indebtedness; the risks associated with climate change and other corporate responsibility issues; the impact of tax and other legislation; the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products; our ability to protect against infringement of our trademarks and other proprietary rights; and the impact of pending and potential future legal proceedings. These factors are not necessarily all of the factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of ASR Agreement
10.2
Term Loan Credit Agreement dated November 21, 2024 by and among Tapestry, Inc., Bank of America, N.A., as administrative agent, BofA Securities, Inc. and Morgan Stanley Senior Lending, Inc., as joint lead arrangers and joint bookrunners and the lenders party thereto

99.1	Press Release of Tapestry, Inc., dated November 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2024	TAPESTRY, INC.

	By:	/s/ David E. Howard
	Name:	David E. Howard
	Title:	General Counsel and Secretary